                                                                      EXHIBIT 99

Contact:  Jill LeBallister-Dudka
          Manager of Investor Relations
          FTP Software, Inc.
          978-685-4000 x 6458
          Internet: jld@ftp.com



                 FTP SOFTWARE, INC. ANNOUNCES INTERIM REVENUES,
                     EXPECTS NO ADJUSTMENT TO EXCHANGE RATIO


NORTH ANDOVER, Mass, August 10, 1998--FTP Software, Inc. (Nasdaq: FTPS) today announced that its revenues for July 1998 were in excess of $3,122,000, and that it estimates that total July revenues will be between $3.9 million and $4.3 million. Because July revenues exceeded $3,122,000, there would be no adjustment to the exchange ratio under the merger agreement with NetManage, Inc., assuming that the closing of the merger occurs before August 31, 1998, as currently anticipated.

     As previously announced, the merger agreement with NetManage provides for the acquisition of FTP Software by NetManage through the merger of a subsidiary of NetManage into FTP Software, which will survive the merger as a wholly-owned subsidiary of NetManage, and the conversion of each outstanding share of the Common Stock of FTP Software into the right to receive 0.72767 shares (the "Exchange Ratio") of the Common Stock of NetManage, subject to downward adjustment if FTP Software does not meet certain financial tests. Under the financial tests, given FTP Software's net revenues of $8,328,000 for the second quarter of 1998 and its net revenues for July 1998 in excess of $3,122,000, there would be no adjustment to the Exchange Ratio if the merger closes before August 31, 1998, as currently expected. If the merger closes on or after August 31, 1998, in order for there to be no adjustment to the Exchange Ratio, FTP Software's net revenues for July and August 1998 must exceed $5,572,000.

     The merger is subject to, among other things, approval of the merger by FTP Software's stockholders, approval by NetManage's stockholders of the issuance of the shares of NetManage Common Stock in the merger and the absence of a material adverse change with respect to each party, as described in more detail in NetManage's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 15, 1998.

     From time to time management of the company has made, and may in the future make, forward-looking statements, based on management's then-current expectations, including statements made in Securities and Exchange Commission filings, in this and other press releases and oral statements. These forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including the estimate of total July 1998 revenues and management's expectations about the proposed NetManage merger, involve risks and uncertainties including: further review of total July revenues by the company's management and independent public accountant; satisfaction of the conditions to the merger; continuing changes in the market and competition; the inherent uncertainty of market, customer and employee acceptance of the extent of the company's progress in, and the ability of the company to hire and retain skilled employees in, a turnaround situation; and the company's success in marketing its product strategy and distributing its products in a highly competitive market; and actual results could differ materially from those set forth in the forward-looking statements for a variety of reasons. Additional information on these and other risk factors that could affect the merger or the company's financial results is included in NetManage's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 15, 1998 and in the company's Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission.

ABOUT FTP SOFTWARE, INC.

     FTP Software, Inc. provides high-performance connectivity software with unique, centralized management capabilities that simplify host access for users of all abilities, protect sensitive corporate information, and reduce the cost of software deployment and administration. FTP Software is a market leader in network applications suites with over 10 million installations at Fortune 1000 businesses and government agencies worldwide. FTP Software may be contacted at
(978) 685-4000 or www.ftpsoftware.com.
                  --------------------

                                       ###

FTP Software is a registered trademark of FTP Software, Inc. Other trade names, trademarks or registered trademarks are the property of their respective holders.